Exhibit 1.1

MRU STUDENT LOAN TRUST 200_-__

$_____________

STUDENT LOAN ASSET-BACKED NOTES

SERIES 200_-__

UNDERWRITING AGREEMENT

________, 20__

[Name and Address of Underwriter]

Ladies and Gentlemen:

MRU ABS II LLC (the “Depositor”) proposes to cause MRU Student Loan Trust 200_-__, a Delaware statutory trust (the “Trust”), to issue and sell to [Name of Underwriter] (the “Underwriter”) , pursuant to the terms of this Underwriting Agreement (the “Agreement”), the Trust’s Student Loan Asset-Backed Notes, Series 200_-__ (the “Notes”) in the classes and initial principal amounts set forth on Schedule A hereto. MRU Holdings, Inc., a Delaware corporation (“MRU Holdings”), is the sole member of the Depositor. The Trust has been formed by the Depositor pursuant to a trust agreement, dated as of ________, 20__ (as amended and supplemented by the Amended and Restated Trust Agreement dated as of ________, 20__, the “Trust Agreement”), each between the Depositor and _________, as Owner Trustee (the “Owner Trustee”). The assets of the Trust will include, among other things, a pool of private student loans (the “Financed Student Loans”) and all amounts collected thereunder. Such Financed Student Loans will be acquired by the Trust from the Depositor pursuant to a deposit agreement, dated as of ________, 20__ (as amended and supplemented from time to time, the “Trust Loan Deposit Agreement”), between the Trust as acquiror, and the Depositor as transferor. The Depositor will acquire such Financed Student Loans from MRU Holdings pursuant to a Transfer and Contribution Agreement, dated as of ________, 20__ (as amended and supplemented from time to time, the “Transfer and Contribution Agreement” and, together with the Trust Loan Deposit Agreement, the “Loan Acquisition Agreements”). MRU Holdings will acquire such Financed Student Loans from MRU Funding SPV Inc. (the “Warehouse”) pursuant to a dividend to be paid by the Warehouse on ________, 20__, following a capital contribution by MRU Holdings. The Trust will issue the Notes under an Indenture of Trust, dated as of ________, 20__ (as amended and supplemented from time to time, the “Indenture”), between the Trust and _____________________, as indenture trustee (the “Trustee”). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans pledged to the Trustee and described in the Prospectus (as defined below). The Financed Student Loans will be serviced by one or more additional third party servicers (each, a “Servicer” and collectively, the “Servicers”) pursuant to one or more servicing agreements (each, a “Servicing Agreement”), each between the Trust and a Servicer. The Trust, the Trustee and _____________________, as custodian, will enter into a custodial agreement dated as of ________, 20__ (as amended and supplemented from time to time, the “Custodial Agreement”), pursuant to which the Trustee will retain custody of the Financed Student Loans. MRU Holdings will perform certain administrative tasks on behalf of the Trust (in such capacity, the “Administrator”) pursuant to an Administration Agreement, dated as of ________, 20__ (as amended and supplemented from time to time, the “Administration Agreement”), among the Trust, the Owner Trustee, the Administrator, the Depositor, the Trustee [and _____________________, as Back-up Administrator (in such capacity, the “Back-up Administrator”)]. [Certain reports and other information prepared by the Administrator will be verified by _____________________ (in such capacity, the “Verification Agent”) pursuant to the terms of a verification agent agreement, dated as of ________, 20__ (as amended and supplemented from time to time, the “Verification Agent Agreement”) among the Verification Agent, the Trust, the Trustee and the Administrator.]

This Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodial Agreement, the Loan Acquisition Agreements, the Verification Agent Agreement and the Servicing Agreements shall collectively hereinafter be referred to as the “Basic Documents.”

The Depositor proposes to cause the Trust, upon the terms and conditions set forth herein, to sell to the Underwriter on the Closing Date (as hereinafter defined) the aggregate principal amount of each Class of Notes set forth on Schedule A at the rates and maturities listed on Schedule B hereto

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

The Depositor and MRU Holdings wish to confirm as follows this Agreement with the Underwriter in connection with the purchase and resale of the Notes.

1.	Agreements To Sell, Purchase and Resell.

(a)       The Depositor hereby agrees, subject to all the terms and conditions set forth herein, to cause the Trust to sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Depositor and MRU Holdings herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Trust, the entire principal amount of each class of Notes listed on Schedule A hereto at the purchase price as set forth on Schedule A hereto.

(b)       It is understood that the Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

2.          Delivery of the Notes and Payment Therefor. Delivery to the Underwriter of and payment for the Notes shall be made at the office of ____________, New York, New York, at 11:00 a.m., New York time, on ________, 20__ (the “Closing Date”). The place of such closing and the Closing Date may be varied by agreement between the Underwriter and MRU Holdings.

On the Closing Date, the Notes will be delivered to the Underwriter against payment of the purchase price therefor to the Trust in Federal Funds, by wire transfer to an account at a bank acceptable to the Underwriter, or such other form of payment as to which the parties may agree.

Unless otherwise agreed to by MRU Holdings and the Underwriter, each class of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), and in the other cases, in such names and in such denominations as the Underwriter shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Underwriter shall be made available to the Underwriter in New York, New York, for inspection and packaging not later than 9:30 a.m., New York time, on the business day next preceding the Closing Date.

3.          Representations, Warranties and Covenants. The Depositor represents and warrants to, and agrees with, the Underwriter that:

(a) A registration statement on Form S-3 (No 333-______), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), has been filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) and such registration statement, as amended, has become effective within the three years prior to the Closing Date and is still effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, the information deemed to be a part thereof pursuant to Rule 430A, B or C under the Securities Act, and the information incorporated by reference therein) are respectively referred to herein as the “Registration Statement” and the “Prospectus”; and the conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement.

(b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Securities Act, the rules and regulations of the SEC (the “Rules and Regulations”) and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”), and, except with respect to information omitted pursuant to Rule 430A of the Securities Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement, at the “time of sale” (within the meaning of Rule 159 under the Securities Act, the “Time of Sale”) for the first sale of the Notes by the Underwriter, which will occur __________, 20__ and on the Closing Date, the Registration Statement, the Disclosure Package (as defined below) and the Prospectus will conform in all respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act, and did not include or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package and the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package, as applicable, based upon written information furnished to the Depositor by the Underwriter, specifically for use therein, which is limited to the information set forth in Section 12 of this Agreement. As used in this Agreement the term “Disclosure Package” means, collectively, the initial free writing prospectus dated __________, 20__ relating to the Notes (the “Initial FWP”), the static pool information within the meaning of Item 1105 of Regulation AB under the Securities Act (the “Static Pool Data”) and the Term Sheet dated ________, 20__ (the “Term Sheet”).

(c) Assuming that the Notes are issued in accordance with the provisions of the Indenture and distributed in accordance with the terms of this Agreement and as described in the Disclosure Package and in the Prospectus, the Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Securities Act have been satisfied with respect to the Registration Statement

(d) The Commission has not issued and, to the best knowledge of MRU Holdings, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

(e) The Depositor is not, as of the date specified in Rule 164(h)(2) of the Securities Act, an Ineligible Issuer, as such term is defined in Rule 405 under the Securities Act.

(f)  As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by MRU Holdings or the Depositor or their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

(g) The Indenture has been duly and validly authorized by the Trust and, upon its execution and delivery by the Trust and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and conforms in all material respects to the description thereof in the Prospectus and the Disclosure Package. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

(h) The Notes have been duly authorized on behalf of the Trust and the Notes, when executed on behalf of the Trust and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and the Notes and the Basic Documents will conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(i)  Each of MRU Holdings and the Depositor is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of MRU Holdings or the Depositor.

(j)  Other than as contemplated by this Agreement or as disclosed in the Prospectus and the Disclosure Package, there is no broker, finder or other party that is entitled to receive from MRU Holdings or the Depositor or any of their affiliates any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(k) There are no legal or governmental proceedings pending or, to the knowledge of MRU Holdings contemplated or threatened, against MRU Holdings or the Depositor, or to which MRU Holdings or the Depositor or any of its respective properties is subject, that are not disclosed in the Prospectus and the Disclosure Package and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of MRU Holdings or the Depositor, or would materially and adversely affect the ability of MRU Holdings or the Depositor to perform its respective obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

(l)  Neither the offer, sale or delivery of the Notes by the Trust nor the execution, delivery or performance of this Agreement or the other Basic Documents by MRU Holdings or the Depositor, nor the consummation by MRU Holdings or the Depositor of the transactions contemplated hereby or thereby (x) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained on or prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of MRU Holdings or the Depositor or (y) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which MRU Holdings or the Depositor is a party or by which MRU Holdings or the Depositor or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to MRU Holdings or the Depositor or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of MRU Holdings or the Depositor pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

(m) Each of MRU Holdings and the Depositor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by, MRU Holdings and the Depositor of its obligations under this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by MRU Holdings and the Depositor and this Agreement and the other Basic Documents to which MRU Holdings and the Depositor are a party have been duly executed and delivered by MRU Holdings and the Depositor and constitute the valid and legally binding agreements of MRU Holdings and the Depositor, enforceable against MRU Holdings and the Depositor in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

(n) The statements set forth in each of the Initial FWP, the Term Sheet and the Prospectus under the caption “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Notes, are accurate, complete and fair.

(o) The assignment of Financed Student Loans by the Depositor to the Trust pursuant to the Trust Loan Deposit Agreement, the assignment of the Financed Student Loans by the Trust to the Trustee pursuant to the Indenture and the filing of applicable UCC-1 financing statements will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(p) The Trust is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

(q) The representations and warranties made by MRU Holdings, the Depositor and the Trust in any Basic Document to which MRU Holdings, the Depositor or the Trust is a party, or made in any Officer’s Certificate of MRU Holdings or the Depositor, will be true and correct in all material respects at the time made and on and as of the Closing Date.

(r)  Since the date of the Disclosure Package and Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, MRU Holdings, the Depositor or the Trust has occurred.

(s) The Trust filed with the Commission pursuant to Rule 433(d) under the Securities Act (i) the Initial FWP on ______, 200_ and (ii) the Term Sheet on ______, 200_.

(t)  Other than the Initial FWP, the Term Sheet and written communications constituting a bona fide electronic road show within the meaning of Rule 433(h) under the Securities Act (the “Road Show Material”), the Trust has not made any other offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act). The Trust has complied with the requirements of Rule 433 under the Securities Act applicable to any “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act), including timely filing with the Commission, retention where required and legending.

4.          Offering by Underwriter. The Underwriter hereby agrees with MRU Holdings and the Depositor as follows:

(a)      The Underwriter proposes to offer and/or solicit offers for the Notes to be purchased by it for sale to the public as set forth in the Disclosure Package and in the Prospectus and the Underwriter agrees that all such offers, solicitations and sales by it shall be made in compliance with all applicable laws and regulations. The Underwriter will enter into a Contract of Sale (within the meaning of Rule 159 under the Securities Act) with an investor only after delivery of the Disclosure Package to such investor. The Underwriter shall keep sufficient records to document its delivery of the Disclosure Package to each investor prior to the related Contract of Sale.

(b)       The Underwriter may prepare and provide to investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

(i)   Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as such term is defined in Rule 405 of the Securities Act) to any person in connection with the initial offering of the Notes, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act, (iii) is the Initial FWP or the Term Sheet, or (iv) both (A) constitutes a Free Writing Prospectus used in reliance on Rule 164 and (B) includes only information that is within the definition of either (x) “ABS Informational and Computational Materials” as defined in Item 1100 of Regulation AB or (y) Permitted Additional Materials (as defined herein).

(ii)  The Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 under the Securities Act.

(iii)  For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 under the Securities Act. “Issuer Information” shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and (ii) has been either prepared by, or reviewed and approved by, MRU Holdings. Information contained in the Disclosure Package shall be deemed to be approved by MRU Holdings for purposes of the definition of Issuer Information and consented to for purposes of the definition of Permitted Additional Materials. “Underwriter Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Underwriter. “Permitted Additional Materials” shall mean information that is not ABS Informational and Computational Materials and (A) that are referred to in Section 4(b)(vi), (B) that constitute price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (C) otherwise with respect to which MRU Holdings has provided written consent to the Underwriter to include in a Free Writing Prospectus.

(iv)  All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

MRU ABS II LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents MRU ABS II LLC has filed with the SEC for more complete information about MRU ABS II LLC. and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MRU ABS II LLC, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling _________.

MRU Holdings or the Underwriter shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of MRU Holdings, the Underwriter and, in the case of the Underwriter, MRU Holdings (which in either case shall not be unreasonably withheld).

(v)  The Underwriter shall deliver to MRU Holdings and its counsel at least one (1) Business Day prior to the proposed date of first use thereof (i) any Free Writing Prospectus prepared by the Underwriter that contains any Issuer Information (other than a Free Writing Prospectus that contains only preliminary terms of the Notes) and (ii) any Free Writing Prospectus prepared by the Underwriter that contains only a description of the final terms of the Notes after such terms have been established for all classes of Notes. Notwithstanding the foregoing, the Underwriter shall not be required to deliver any Free Writing Prospectus to MRU Holdings to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by MRU Holdings.

(vi)  Subject to the following sentence, all information provided by the Underwriter to Bloomberg or Intex or similar entities to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus. The Underwriter may send the information contained in Bloomberg screens and Intex, cdi files to potential investors in the Notes. In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is or will be contained either in the Initial FWP or in a Free Writing Prospectus delivered in compliance with Section 4(b)(v), above.

(c)       The Underwriter covenants with MRU Holdings that after the Prospectus is available, the Underwriter shall not distribute any written information concerning the Notes to an investor unless such information is preceded or accompanied by the Prospectus or by notice to the investor that the Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

(d)           (i) The Underwriter shall provide to the Depositor for filing with the Commission any Free Writing Prospectus prepared by the Underwriter that has been distributed by the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination no later than the date of first use; provided that, if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of (x) two business days after the Underwriter first provides this information to investors and (y) the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(5) under the Act; provided further, that any Free Writing Prospectus that does not contain substantive changes from or additions to information included (including through incorporation by reference) in a prospectus or Free Writing Prospectus previously filed with the Commission shall not be required to be filed.

                    (ii)  With the Depositor’s consent, the Underwriter may deliver to the Depositor and the Trust, not less than one business day prior to the required date of filing thereof, all information included in a Free Writing Prospectus prepared by the Underwriter required to be filed with the Commission pursuant to Section 4(d)(i) above. Upon timely receipt by the Depositor and the Trust of such information, the Underwriter’s obligations pursuant to Section 4(d)(i) above shall be deemed satisfied.

(e)       The Underwriter further agrees that (i) if the Prospectus is not delivered with or preceding delivery of the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, the Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose such copy shall be the same electronic file containing the prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of MRU Holdings specifically for use by the Underwriter pursuant to this Section 4(e). The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon the Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to MRU Holdings any Free Writing Prospectuses, or portions thereof, prepared by it which MRU Holdings is required to file with the Commission in electronic format and will use reasonable efforts to provide to MRU Holdings such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in .pdf format, except to the extent that MRU Holdings, in its sole discretion, waives such requirements.

(f)        The Underwriter shall maintain written or electronic records of the time and manner that any disclosure materials (including the Prospectus, Prospectus Supplement, Initial FWP, Term Sheet or any Free Writing Prospectus) were conveyed to investors at or prior to the Time of Sale to the extent required by the Securities Act. In addition, each of the Underwriter and MRU Holdings shall, for a period of at least (3) three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to the extent not filed with the Commission.

5.	Agreements of the Depositor. The Depositor agrees with the Underwriter that:

(a)       MRU Holdings or the Depositor will prepare the Prospectus in a form approved by the Underwriter and will timely file such Prospectus pursuant to Rule 424(b) under the Securities Act. MRU Holdings or the Depositor will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Initial FWP, the price at which the Notes are to be purchased by the Underwriter, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and MRU Holdings deem appropriate in connection with the offering of the Notes, and MRU Holdings or the Depositor will timely file such supplement to the Prospectus with the SEC pursuant to Rule 424(b) under the Securities Act, but neither MRU Holdings nor the Depositor will file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, or any Free Writing Prospectus (as defined in Rule 405 under the Securities Act) to the extent required by Rule 433(d) under the Securities Act, unless it shall first have delivered copies of such amendments, supplements or Free Writing Prospectus to the Underwriter, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriter or its counsel shall have reasonably objected thereto promptly after receipt thereof, MRU Holdings or the Depositor will immediately advise the Underwriter or the Underwriter’s counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as MRU Holdings or the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Issuer will comply with the requirements applicable to any “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act), including timely filings with the Commission, retention where required and legending.

(b)       If, at any time following the issuance of an “issuer free writing prospectus” or when the Prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurred or occurs as a result of which such “issuer free writing prospectus” would conflict with the information in the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, MRU Holdings promptly will notify the Underwriter of such event and will promptly prepare and file with the SEC, at its own expense, an “issuer free writing prospectus” or an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

(c)       The Depositor will immediately inform the Underwriter (i) of the receipt by the Depositor of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes; and (ii) of any threatened lawsuit or proceeding or of the commencement of any lawsuit or proceeding to which MRU Holdings or the Depositor is a party relating to the offering or sale of the Notes.

(d)       The Depositor will furnish to the Underwriter, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, the Disclosure Package, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriter may request.

(e)       No amendment or supplement will be made to the Registration Statement, Disclosure Package or Prospectus (i) prior to having furnished the Underwriter with a copy of the proposed form of the amendment or supplement and giving the Underwriter a reasonable opportunity to review the same or (ii) in a manner to which the Underwriter or its counsel shall reasonably object.

(f)        MRU Holdings, the Depositor and the Trust will cooperate with the Underwriter and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall MRU Holdings, the Depositor or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(g)       The Depositor consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriter, of the Disclosure Package and of the Prospectus furnished by the Depositor.

(h)       To the extent, if any, that the initial rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by MRU Holdings, MRU Holdings shall cause to be furnished such documents and such other actions to be taken.

(i)        For three years from the date of this Agreement until the retirement of the Notes, MRU Holdings will deliver to the Underwriter the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Trustee or the Trust pursuant to the Indenture as soon as such statements and reports are furnished to the Trustee.

(j)        So long as any of the Notes are outstanding, the Depositor will furnish to the Underwriter (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any order of the SEC thereunder, and (ii) such other information concerning MRU Holdings, the Depositor or the Trust as the Underwriter may request from time to time.

(k)       If this Agreement shall terminate or shall be terminated pursuant to any provisions hereof (otherwise than by notice given by the Underwriter terminating this Agreement pursuant to Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of MRU Holdings or the Depositor to comply with the terms or fulfill any of the conditions of this Agreement, MRU Holdings agrees to reimburse the Underwriter for all out of pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith.

(l)        The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus and the Disclosure Package.

(m)      Except as stated in this Agreement, in the Disclosure Package and in the Prospectus, neither MRU Holdings nor the Depositor has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or  result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(n)       On or before the Closing Date, MRU Holdings shall mark its accounting and other records, if any, relating to the Financed Student Loans to show the absolute ownership by the Trust of, and the security interest of the Trustee in, the Financed Student Loans, and MRU Holdings shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Trust in, the Financed Student Loans, other than as permitted by the Basic Documents.

(o)       For the period beginning on the date of this Agreement and ending 90 days hereafter, none of MRU Holdings, the Depositor or any entity affiliated, directly or indirectly, with MRU Holdings or the Depositor will, without the prior written notice to the Underwriter, offer to sell or sell notes (other than the Notes) collateralized by private student loans.

(p)       If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Securities Act, then, immediately following the execution of this Agreement MRU Holdings will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Securities Act, copies of an amended Prospectus containing all information so omitted.

(q)       MRU Holdings will cooperate with the Underwriter in listing and maintaining the listing of the Notes on the Irish Stock Exchange.

(r)        As soon as practicable, but not later than 16 months after the date of this Agreement, the Trust will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Trust’s most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section  11(a) of the Securities Act.

6.          Representations and Warranties of the Underwriter. The Underwriter hereby represents and warrants to each of MRU Holdings and the Depositor as follows:

(a)       It is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business;

(b)       It has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding managing or disposing of investments (as principal or as agent) for the purpose of their business or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Market Act 2000 (the “FSMA”).

(c)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FISMA, received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and

(d)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

7.	Indemnification and Contribution.

(a)       MRU Holdings and the Depositor, jointly and severally, agree to indemnify and hold harmless the Underwriter and its directors and officers and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, or in any amendment or supplement thereto, or any preliminary prospectus, or in the case of the Registration Statement or in any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and in the case of the Prospectus, the Disclosure Package or in any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to MRU Holdings by the Underwriter expressly for use therein, it being understood that the only such information furnished by the Underwriter consists of the information described as such in Section 12 of this Agreement. The foregoing indemnity agreement shall be in addition to any liability which MRU Holdings or the Depositor may otherwise have.

(b)       If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against MRU Holdings and/or the Depositor, the Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the “indemnifying parties”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(c)       The Underwriter agrees to indemnify and hold harmless MRU Holdings and the Depositor and their respective directors and officers and any person who controls MRU Holdings or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from MRU Holdings and the Depositor to the Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or the Term Sheet, it being understood that the only such information furnished by the Underwriter consists of the information described as such in Section 12 of this Agreement. If any action, suit or proceeding shall be brought against MRU Holdings and the Depositor, any of their directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, the Disclosure Package, or any amendment or supplement thereto, or any related preliminary prospectus therein and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to MRU Holdings and the Depositor by paragraph (b) above (except that if MRU Holdings and the Depositor shall have assumed the defense thereof the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and MRU Holdings and the Depositor and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

(d)       If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by MRU Holdings and the Depositor on the one hand and the Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of MRU Holdings and the Depositor on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by MRU Holdings and the Depositor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by MRU Holdings and the Depositor bear to the total underwriter’s discounts and commissions received by the Underwriter. The relative fault of MRU Holdings and the Depositor on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MRU Holdings and the Depositor on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       MRU Holdings, the Depositor and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the Notes exceed the sum of the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)        Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of MRU Holdings, the Depositor and the Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, MRU Holdings, the Depositor or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, MRU Holdings, the Depositor or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.          Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase the Notes hereunder are subject to the accuracy of the representations and warranties of MRU Holdings and the Depositor contained herein or in certificates of any officer of MRU Holdings or the Depositor delivered pursuant to the provisions hereof, to the performance by MRU Holdings and the Depositor of their covenants and other obligations hereunder, and the following conditions precedent:

(a)       All actions required to be taken and all filings required to be made by MRU Holdings or the Depositor under the Securities Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of MRU Holdings, the Depositor or the Underwriter, shall be contemplated by the Commission.

(b)       Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of MRU Holdings, the Depositor, the Trust or any Servicer not contemplated by the Registration Statement, which in the opinion of the Underwriter, would materially adversely affect the market for the Notes; (ii) any downgrading in the rating of any debt securities of MRU Holdings, the Depositor or the Trust by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of MRU Holdings, the Depositor or the Trust (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iii) any event or development which makes any statement made in the Registration Statement, Disclosure Package or Prospectus untrue or which, in the opinion of MRU Holdings and its counsel or the Underwriter and its counsel, requires any amendment to or change in the Registration Statement, the Disclosure Package or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement, Prospectus or Disclosure Package to reflect such event or development would, in the opinion of the Underwriter, materially adversely affect the market for the Notes.

(c)       The Depositor shall have delivered to the Underwriter a certificate, dated the Closing Date, of an authorized officer of the Depositor to the effect that:

(i)        the representations and warranties of the Depositor in the Basic Documents to which it is a party are true and correct in all material respects;

(ii)       the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii)      the information regarding the Depositor contained in the Registration Statement, the Disclosure Package and the Prospectus is fair and accurate in all material respects.

(d)       MRU Holdings shall have delivered to the Underwriter a certificate, dated the Closing Date, of an authorized officer of MRU Holdings to the effect that:

(i)        the representations and warranties of MRU Holdings in the Basic Documents to which it is a party are true and correct in all material respects;

(ii)       MRU Holdings has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii)      the information regarding MRU Holdings contained in the Registration Statement, the Disclosure Package and the Prospectus is fair and accurate in all material respects.

(e)       A certificate delivered to the Underwriter by an officer of each Servicer, dated the Closing Date, to the effect that to the best of such officer’s knowledge after reasonable investigation, the information contained in the Disclosure Package and the Prospectus regarding such Servicer is fair and accurate in all material respects.

(f)        The Underwriter shall have received an opinion addressed to the Underwriter of ______________, in its capacity as special counsel for the Trust, dated the Closing Date as to such matters reasonably requested by the Underwriter, including but not limited to a perfected security interest opinion.

(g)       The Underwriter shall have received an opinion addressed to the Underwriter of ______________, in its capacity as counsel for MRU Holdings, dated the Closing Date in form and substance satisfactory to the Underwriter and its counsel with respect to the Disclosure Package and the Prospectus, certain matters arising under the Securities Act, the Trust Indenture Act of 1939, as amended and the Investment Company Act of 1940, as amended, and such other matters as are reasonably requested by the Underwriter.

(h)       The Underwriter shall have received an opinion addressed to the Underwriter of ______________, in its capacity as special counsel for the Trust, dated the Closing Date in form and substance satisfactory to the Underwriter and its counsel, concerning “true sale,” “non-consolidation” and certain other issues with respect to the transfer of the Financed Eligible Loans from the Warehouse to MRU Holdings, from MRU Holdings to the Depositor and from the Depositor to the Trust.

(i)        The Underwriter shall have received an opinion addressed to the Underwriter of ______________, in its capacity as Underwriter’s counsel, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(j)        The Underwriter shall have received the opinions addressed to the Underwriter of ______________, in its capacity as counsel to the Owner Trustee and the Trust, dated the Closing Date and in form and substance satisfactory to the Underwriter and its counsel.

(k)       The Underwriter shall have received an opinion addressed to the Underwriter of counsel to the Trustee, [the Verification Agent and the Back-up Administrator], dated the Closing Date and in form and substance satisfactory to the Underwriter and its counsel.

(l)        The Underwriter shall have received an opinion addressed to the Underwriter of counsel to each Servicer, dated the Closing Date and in form and substance satisfactory to the Underwriter and its counsel.

(m)      The Underwriter shall have received evidence satisfactory to the Underwriter that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware reflecting the grant of the security interest by the Trust in the Financed Student Loans and the proceeds thereof to the Trustee.

(n)       The Underwriter shall have received a certificate addressed to the Underwriter dated the Closing Date from a responsible officer acceptable to the Underwriter of the Trustee, the Verification Agent and the Back-up Administrator in the form and substance satisfactory to the Underwriter and its counsel.

(o)       The Underwriter shall have received from ______________ letters, in form and substance satisfactory to the Underwriter, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain information regarding the Financed Student Loans, the Initial FWP and the Prospectus, (ii) the Static Pool Data and (iii)certain calculations with respect to expected maturities and percentages or original principal of the Notes remaining at each quarterly distribution date, and setting forth the results of such specified procedures.

(p)       The Class A Notes being sold shall be rated “____” and “____,” respectively, by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), the Class B Notes shall be rated not lower than “____” and “____,” respectively, by S&P and Moody’s and the Class C Notes shall be rated not lower than “____” by Moody’s, and none of S&P or Moody’s have placed the Notes under surveillance or review with possible negative implications.

(q)       The Underwriter shall have received certificates addressed to the Underwriter dated the Closing Date from officers of MRU Holdings, the Depositor and others, or legal opinions, addressing such additional matters as the Underwriter may reasonably request in form and substance satisfactory to the Underwriter and its counsel.

(r)        The Underwriter shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

MRU Holdings will provide or cause to be provided to he Underwriter such conformed copies of such of the foregoing opinions, notes, letters and documents as the Underwriter reasonably request.

The obligation of the Depositor to cause the Trust to sell the Notes to the Underwriter shall be subject to: (i) the accuracy of the Underwriter’s representations and warranties herein contained at and as of the Closing Date and (ii) the Underwriter’s performance of all of its obligations hereunder to be performed at or prior to the Closing Date.

9.          Expenses. MRU Holdings agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing, or reproduction of the Registration Statement, the Prospectus, the Disclosure Package and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Disclosure Package, each Basic Document, and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates (if any) for the Notes; (iv) the printing (or reproduction) and delivery of the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the qualification of the Indenture under the Trust Indenture Act; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(k) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum); (vii) the fees and disbursements of (A) the Trust’s counsel, (B) the Trustee and its counsel, (C) the Owner Trustee and its counsel, (D) the Depository Trust Company in connection with the book-entry registration of the Notes, (E) ______________, issuer of the agreed upon procedures letter and (vi) the Underwriter’s counsel; and (e) the fees charged by S&P and Moody’s for rating the Notes.

10.        Effective Date of Agreement. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by MRU Holdings, by notifying the Underwriter, or by the Underwriter, by notifying MRU Holdings.

Any notice under this Section may be given by facsimile or telephone but shall be subsequently confirmed by letter.

11.        Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, without liability on the part of the Underwriter to MRU Holdings or the Depositor, by notice to MRU Holdings if prior to the Closing Date (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (b) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (c) there shall have occurred since the date of this Agreement any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Disclosure Package and Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriter. Notice of such termination may be given to MRU Holdings by facsimile or telephone and shall be subsequently confirmed by letter.

12.        Information Furnished by the Underwriter. The statements set forth in the ______ paragraph under the caption under the heading “Plan of Distribution” in the Term Sheet and the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Section 7 hereof.

13.        Absence of Fiduciary Relationship. Each of MRU Holdings and the Depositor acknowledges and agrees that:

(a)       the Underwriter has been retained solely to act as Underwriter in connection with the sale of the Notes and agrees with MRU Holdings and the Depositor that no fiduciary, advisory or agency relationship between MRU Holdings or the Depositor and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or are advising MRU Holdings or the Depositor on other matters;

(b)       the price of the Notes set forth in this Agreement was established by MRU Holdings and the Depositor following discussions and arms-length negotiations with the Underwriter and MRU Holdings and the Depositor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)       MRU Holdings and the Depositor have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of MRU Holdings or the Depositor and that the Underwriter has no obligation to disclose such interests and transactions to MRU Holdings or the Depositor by virtue of any fiduciary, advisory or agency relationship; and

(d)       MRU Holdings and the Depositor waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to MRU Holdings or the Depositor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of MRU Holdings or the Depositor, including members, employees or creditors of MRU Holdings or the Depositor.

14.        Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of MRU Holdings, the Depositor or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of MRU Holdings or the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter, MRU Holdings or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

15.        Miscellaneous. Except as otherwise provided in Sections 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to MRU Holdings or the Depositor, 590 Madison Avenue, 13th Floor, New York, NY 10022, Attention: Jonathan Coblentz; and (b) if to the Underwriter, to the address of the Underwriter set forth above with a copy to _____________________.

This Agreement has been and is made solely for the benefit of the Underwriter, MRU Holdings, the Depositor, their respective directors, officers, managers, trustees and controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriter of any of the Notes in his status as such purchaser.

16.        Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York (including Section 5-1401 of the General Obligations Law, but otherwise without giving effect to the choice of laws or conflict of laws principles thereof).

MRU Holdings and the Depositor hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

To the extent permitted by applicable law, each of the parties hereto waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this agreement or the transactions contemplated hereby. Instead, any such dispute resolved in court will be resolved in a bench trial without a jury.

This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto.

Very truly yours,

MRU HOLDINGS, INC.

By:
Name:
Title:

MRU ABS II LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF UNDERWRITER]

By:
Name:

Title:

SCHEDULE  A

Notes	Principal Amount
A-1 Notes	$_________
A-2 Notes	$_________
A-3 Notes	$_________
B-1 Notes	$_________
B-2 Notes	$_________
C Notes	$_________
Total:	$_____________

SCHEDULE B

Class	Interest Rate	Final Maturity Date	Price to Public	Underwriting Discount	Proceeds to Trust
A-1 Notes	3-month LIBOR plus ___%	_________	___%
A-2 Notes	3-month LIBOR plus ___%	_________	___%
A-2 Notes	3-month LIBOR plus ___%	_________	___%
B-1 Notes	3-month LIBOR plus ___%	_________	___%
B-2 Notes	3-month LIBOR plus ___%	_________	___%
C Notes	3-month LIBOR plus ___%	_________	___%